Exhibit 99.1

ProCap Acquisition Corp Announces the Pricing of Upsized $220,000,000 Initial Public Offering

New York, NY, May 20, 2025 — ProCap Acquisition Corp (the “Company”) announced today the pricing of its upsized initial public offering of 22,000,000 units at a price of $10.00 per unit. The units are expected to be listed on The Nasdaq Stock Market LLC (“Nasdaq”) and begin trading tomorrow, May 21, 2025, under the ticker symbol “PCAPU.” Each unit consists of one Class A ordinary share and one-third of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities constituting the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “PCAP” and “PCAPW,” respectively. The offering is expected to close on May 22, 2025, subject to customary closing conditions. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,300,000 units at the initial public offering price to cover over-allotments, if any.

The Company is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company may pursue an acquisition opportunity in any business or industry or at any stage of its corporate evolution but is focused on completing a business combination with an established middle market company poised for continued growth, led by a highly regarded management team.

The Company’s management team is led by Anthony Pompliano, its Chief Executive Officer and a member of the Board of Directors of the Company (the “Board”), and Catalina Abbey, Chief Financial Officer. In addition, the Board includes Michael Gonzalez, Lindsey Haswell, and Ben Buchanan. Brent Saunders serves as an Advisor to the Company.

BTIG, LLC is acting as sole book-running manager for the offering. Reed Smith LLP is serving as legal counsel to the Company and Walkers (Cayman) LLP is serving as Cayman Island counsel to the Company. Kirkland & Ellis LLP is serving as legal counsel to the underwriter.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from BTIG, LLC, 65 East 55th Street, New York, New York 10022, or by email at ProspectusDelivery@btig.com or by accessing the SEC’s website, www.sec.gov.

A registration statement relating to the securities has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on May 20, 2025. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds will be used as indicated.

Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contacts

ProCap Acquisition Corp

Anthony Pompliano, Chief Executive Officer

anthony@professionalcapital.com